EXHIBIT 10.16

EDIETS.COM
           MORE MEMBERS EVERY MINUTE

       3467 Hillsboro Blvd,
   Deerfield Beach FL 33442
             www.ediets.com

               954.360.9022
               Fax 360.9095

OVERNIGHT DELIVERY

November 1, 19999

Mr. Rob Hamilton
7420 Bristol Lane

Parkland, Florida 33067

Dear Rob:

I am pleased to extend an offer to you for the executive management position of Chief Financial Officer for eDiets.com, Inc. As we have previously discussed, this offer is contingent upon the successful completion of our private placement offering. I anticipate a closing in the near future, possibly as soon as November 5, 1999 and, in light of this, I would like for you to begin employment two weeks from the date of the closing.

Your annual salary will be $100,000 to be paid to you on a weekly basis. You have also been granted an option to purchase 100,000 shares as well as an option to purchase another 15,000 shares at the end of the first year provided you have successfully achieved mutually agreed to MB0s. These options will vest over a two-year period (from the date of grant) and are being offered to you at an exercise price of two dollars ($2.00) per share. All employee stock options are subject to the terms and conditions of the company's Stock Option Plan.

eDiets is excited to be able to offer a full benefits package including:

         /checkmark/ MEDICAL INSURANCE
         /checkmark/ DENTAL INSURANCE
         /checkmark/ VISION INSURANCE
         /checkmark/ 401K PLAN
         /checkmark/ STOCK OPTION PLANS
         /checkmark/ 2 WEEKS VACATION
         /checkmark/ 8 SICK/PERSONAL DAYS
         /checkmark/ PAID HOLIDAYS

We are all excited to have you join the eDiets team and are looking forward to a great working relationship. If you have any questions, please do not hesitate to contact Christine Brown or me at (954) 560-9022.

Sincerely,


/s/                                              ACCEPTED:
David R. Humble
Chief Executive Officer                          /s/
                                                 -------------------------------
                                                 Rob Hamilton

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EDIETS.COM  EVERYONE IS DIFFERENT ... EVERY EDIET IS DIFFERENT


              David R. Humble
                 Chairman/CEO
          drhumble@ediets.com

November 9, 1999


Mr. Rob Hamilton
7420 Bristol Lane
Parkland, Florida 33067


Dear Rob:

It is agreed that in the event eDiets.com, Inc. chooses to terminate your employment without cause, eDiets shall compensate you for four (4) months or sixteen (16) weeks of salary at your then current salary.

Sincerely,

/s/
David R. Humble
Chief Executive Officer

ACCEPTED:

/s/
-----------------------
Rob Hamilton

         3467 Hillsboro Blvd.
     Deerfield Beach Fl 33442
                 954.360.9022
             Fax 954.360.9095
               www.ediets.com